UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2016 (August 26, 2016)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

LOS ANGELES, CA—August 26, 2016 - Reed’s, Inc. (NYSE MKT: REED), the leading maker of craft sodas nationwide, today announced that it has been notified by the New York Stock Exchange (“NYSE”) that it reviewed the Company’s July 20, 2016 plan and determined to accept the plan and grant a plan period through December 22, 2017.

The Company previously announced on June 28, 2016, that it received a notice from the NYSE that the company’s common stock was not in compliance with the NYSE’s continued listing standard and did not satisfy the listing requirements in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guidance since it reported a stockholders’ deficit of $(581,000) as of March 31, 2016 and net losses in its five most recent fiscal years ended December 31, 2015.

Concurrently with this Current Report on Form 8-K, the company is also releasing a press release attached hereto as Exhibit 99.1.

Item 9. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of Reed’s Inc. dated August 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: August 26, 2016	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer